Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Reports Third Quarter 2020 Results and Declares Dividend

•Executed business plan successfully through pandemic-related economic volatility, maintaining course to meet full-year result objectives
•Avoided storm/fire related losses to timberlands in U.S. South and Pacific Northwest, although some harvests were delayed until fourth quarter
•Continued to benefit from prime timberlands, high-demand mill markets, and superior management to produce predictable and stable operating cash flows that fully covered quarterly dividends
•Achieved pricing premiums in the U.S. South of 61% and 21% relative to TMS South-wide averages for pulpwood and sawtimber, respectively, and realized a 26% increase in delivered sawtimber pricing in the Pacific Northwest
•Completed $2.4 million in timberland sales and remained on plan to meet full-year sales targets

ATLANTA – October 29, 2020 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported third quarter 2020 results, announcing it remains on track to meet its full-year operating plan after effectively managing through weather-related issues, wildfire disruptions, and COVID-19 impacts during the quarter. The company also declared a cash dividend of $0.135 per share for its common stockholders of record as of November 30, 2020, payable on December 15, 2020.

Brian M. Davis, CatchMark's Chief Executive Officer, said: “We are encouraged by the evident momentum in homebuilding recovery driven by the combination of favorable demographics, low interest rates, and low historical housing supply. These trends bode well for product price improvements in 2021 and beyond to meet rising demand for timber products. Despite 2020’s weather and pandemic related challenges, we delivered consistent cash flow during the third quarter and stayed on course to achieve our full-year operating objectives. At the same time, we continue to realize the benefits of our established and proven business strategy, focusing on prime properties in high demand mill markets. As a result, we continue to attain premium pricing for our timber sales significantly above industry averages. In addition, we remain on course to meet our timberland sales goals for the year.”

Exhibit 99.1
The following table summarizes the current quarter and comparable prior year period results:

FINANCIAL HIGHLIGHTS
			Change
(in millions except for tons and acres)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Dollars, Tons or Acres	%
Results of Operations
Revenues	$24.6	$26.4	$(1.8)	(7)%
Net Loss	$(4.1)	$(20.6)	$16.4	80%
Adjusted EBITDA	$12.4	$16.5	$(4.1)	(25)%

Harvest Volume (tons)	580,528	633,731	(53,203)	(8)%
Acres Sold	1,200	1,100	100	8%

Business Segments Overview

Harvest Operations

			Change
(in millions)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	$	%
Timber Sales Revenue	$18.1	$19.7	$(1.6)	(8)%
Harvest EBITDA	$8.5	$9.4	$(0.9)	(9)%

The homebuilding recovery and strong demand for pulp-related products — continuing through the pandemic — have supported consistent harvest volume flow in CatchMark’s mill markets. Disruptions to operations from hurricanes and fires deferred some revenues to the fourth quarter, but are not expected to result in lost revenues since company timberlands avoided any direct damage.

U.S. South Activity: As expected, third quarter 2020 harvests were lower compared to the 2019 period when CatchMark had increased activity to catch up from deferred harvests earlier that year. In addition, wet conditions, concentrated in the Carolinas, delayed some harvests during the quarter. As a result, third quarter harvest volumes decreased by 9% and together with lower stumpage prices resulted in a 14% decline in timber sales revenue year over year.

•Pricing Premiums Maintained: Stumpage prices improved from the second quarter and maintained significant premiums over South-wide averages tracked by TimberMart-South, resulting from CatchMark micro-market advantages and the quality of harvests from its prime timberlands. Stumpage prices were lower year over year — 6% for pulpwood and 7% for sawtimber — trending with much larger 11% and 13% decreases in South-wide averages. Sawtimber stumpage prices decreased as compared to prior year due to a heavier mix of chip-n-saw and smaller diameter sawtimber as a result of shifting market demands.

Pacific Northwest Activity: Pacific Northwest harvest volumes increased 17% year over year to 27,990 tons from 23,957 tons in the three months ended September 30, 2019.

Exhibit 99.1

•Wildfire Impacts Contained: CatchMark’s timberlands avoided any damage from rampant region-wide wildfires and its delivered sawtimber prices increased 26% due to strong demand fundamentals fueled by increased housing starts, lack of finished lumber in the supply chain and reduced mill inventories caused by disruptions at other suppliers. Shutdowns of harvesting activities ordered by local governments interrupted operations temporarily towards the end of the quarter.

Plan Outlook: Storm and fire related impacts during the quarter did not alter CatchMark’s outlook for meeting full-year 2020 harvest plans. Any third quarter deferrals are expected to be made up by increased fourth quarter volumes.

Todd P. Reitz, CatchMark’s Chief Resources Officer, said: “During the quarter, our delivered wood program provided strong production opportunities in our superior Georgia micro-markets. Sales under our fiber supply agreements remained stable and consistent, helping ensure steady cash flows and offsetting delayed production in the Carolinas and Pacific Northwest due to weather and fire disruptions. Record high lumber pricing helped increase log prices nearly 30% in the Pacific Northwest driven by housing-related fundamentals. These positive market factors were evident in the U.S. South to a lesser extent as disciplined mill operators maintained tight finished-product inventories in case of pandemic related market reversals. But we are optimistic that increased homebuilding activity and heightened demand should prove beneficial in further boosting log prices and revenues in coming quarters.”

Real Estate

			Change
(in millions)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	$	%
Timberland Sales Revenue	$2.4	$2.3	$0.2	7%
Real Estate EBITDA	$2.3	$2.0	$0.2	12%

Higher Timberland Sales: Timberland sales revenue increased by $0.2 million year over year due to selling more acres in the current quarter.

•CatchMark sold 1,200 acres for $2.4 million compared to 1,100 acres for $2.3 million in third quarter 2019.
•The lower per-acre sales price — $2,047 compared to $2,166 — resulted from lower average merchantable timber stocking levels.

Acquisitions and Large Dispositions: No acquisitions or large dispositions were transacted during the quarter.

Plan Outlook: Timberland sales remain on plan for full-year 2020.

Exhibit 99.1
Investment Management

			Change
(in millions)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	$	%
Asset Management Fee Revenue	$3.1	$3.4	$(0.3)	(9)%
Investment Management EBITDA	$3.7	$7.3	$(3.6)	(50)%

Results reflect the wind-down of the Dawsonville Bluffs joint venture, which had provided significant earnings and incentive-based promotes during third quarter 2019, partially offset by recently increased asset management fees from the Triple T joint venture. These increased fees resulted from the amendment to the joint venture’s asset management agreement completed during second quarter 2020.

•Triple T harvest operations, benefiting from the renegotiated wood supply agreement with Georgia-Pacific, remained on plan during the quarter and generated positive cash flow from operations.

Davis said: “In the wake of the Georgia-Pacific agreement, CatchMark is particularly focused on its initiatives to re-capitalize the joint venture and maximize returns for the company and our partners in due course.”

Capital Position and Share Repurchases

•Liquidity: As of September 30, 2020, CatchMark had $150.9 million of borrowing capacity remaining under its credit facilities — $115.9 million under the multi-draw term facility and $35.0 million under the revolving credit facility.

•Share Repurchases: No share repurchases occurred under the share repurchase program during the quarter. Approximately $13.7 million remains in the program for future repurchases as of September 30, 2020.

Ursula Godoy-Arbelaez, CatchMark's Chief Financial Officer, said: “We continue to benefit from a strong capital position highlighted by ample liquidity and low cost of capital with no near-term refinancing or maturity risk. As a result, we are well-positioned for future growth as direct acquisition and joint venture investment opportunities present themselves.”

Conference Call

The company will host a conference call and live webcast at 12 p.m. ET on Friday, October 30, 2020 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

Exhibit 99.1
About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Florida, Georgia, North Carolina, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.
* As of September 30, 2020

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about meeting our full-year operating plan and result objectives, including with respect to harvest volumes and timberland sales, the momentum in the homebuilding recovery and its impact on product price improvements in 2021 as well as our revenues, our expectation to deliver deferred harvest volume and receive deferred revenues in the fourth quarter of 2020, maximizing returns from the Triple T joint venture for us and our partners, and having ample liquidity and being well-positioned for future growth through direct acquisitions and joint ventures. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (iii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able sell large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (viii) we may not be able to access external sources of capital at attractive rates or at all; (ix) potential increases in interest rates could have a negative impact on our business; (x) our share repurchase program may not be successful in improving stockholder value over the long-term; (xi) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xii) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose value; and (xiii) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

Exhibit 99.1
###

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Timber sales	$18,060	$19,706	$52,399	$52,530
Timberland sales	2,430	2,264	8,882	12,578
Asset management fees	3,118	3,436	8,950	9,119
Other revenues	1,005	974	3,111	3,386
	24,613	26,380	73,342	77,613
Expenses
Contract logging and hauling costs	7,688	8,269	21,943	22,778
Depletion	7,286	8,235	20,934	19,533
Cost of timberland sales	1,926	2,081	6,811	10,562
Forestry management expenses	1,666	1,656	5,171	4,982
General and administrative expenses	2,768	2,984	13,059	9,550
Land rent expense	114	125	334	400
Other operating expenses	1,458	1,341	4,679	4,614
	22,906	24,691	72,931	72,419

Other income (expense):
Interest income	1	80	51	142
Interest expense	(3,563)	(4,472)	(11,590)	(13,803)
Gain on large dispositions	—	7,197	1,274	7,961
	(3,562)	2,805	(10,265)	(5,700)

Income (loss) before unconsolidated joint ventures	(1,855)	4,494	(9,854)	(506)

Income (loss) from unconsolidated joint ventures:
Triple T	(2,689)	(25,712)	(5,000)	(81,800)
Dawsonville Bluffs	395	661	273	789
	(2,294)	(25,051)	(4,727)	(81,011)

Net loss	$(4,149)	$(20,557)	$(14,581)	$(81,517)

Weighted-average shares outstanding - basic and diluted	48,766	49,008	48,833	49,049

Net loss per-share - basic and diluted	$(0.09)	$(0.42)	$(0.30)	$(1.66)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	September 30, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$8,034	$11,487
Accounts receivable	8,090	7,998
Prepaid expenses and other assets	6,435	5,459
Operating lease right-of-use asset	2,903	3,120
Deferred financing costs	189	246
Timber assets:
Timber and timberlands, net	590,297	633,581
Intangible lease assets	6	9
Investment in unconsolidated joint ventures	1,838	1,965
Total assets	$617,792	$663,865

Liabilities:
Accounts payable and accrued expenses	$5,923	$3,580
Operating lease liability	3,054	3,242
Other liabilities	36,086	10,853
Notes payable and lines of credit, net of deferred financing costs	437,236	452,987
Total liabilities	482,299	470,662

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,765 and 49,008 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	488	490
Additional paid-in capital	727,767	729,274
Accumulated deficit and distributions	(563,041)	(528,847)
Accumulated other comprehensive loss	(31,204)	(8,276)
Total stockholders’ equity	134,010	192,641
Noncontrolling interests	1,483	562
Total equity	135,493	193,203
Total liabilities and equity	$617,792	$663,865

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net loss	$(4,149)	$(20,557)	$(14,581)	$(81,517)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	7,286	8,235	20,934	19,533
Basis of timberland sold, lease terminations and other	1,991	1,854	6,988	10,329
Stock-based compensation expense	630	803	3,207	1,952
Noncash interest expense	698	252	2,469	816
Other amortization	49	47	152	170
Gain on large dispositions	—	(7,197)	(1,274)	(7,961)
Loss from unconsolidated joint ventures	2,294	25,051	4,727	81,011
Operating distributions from unconsolidated joint ventures	273	661	273	789
Interest paid under swaps with other-than-insignificant financing element	1,412	—	2,904	—
Changes in assets and liabilities:
Accounts receivable	(1,565)	1,972	(1,092)	2,007
Prepaid expenses and other assets	(414)	(420)	(5)	221
Accounts payable and accrued expenses	(697)	47	1,959	138
Other liabilities	(191)	560	986	1,025
Net cash provided by operating activities	7,617	11,308	27,647	28,513

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(566)	(834)	(4,332)	(3,031)
Investment in unconsolidated joint venture	—	—	(5,000)	—
Distributions from unconsolidated joint ventures	(273)	3,172	127	4,019
Net proceeds from large dispositions	—	19,840	20,863	25,151
Net cash provided by (used in) investing activities	(839)	22,178	11,658	26,139

Cash Flows from Financing Activities:
Repayments of notes payable	—	(20,064)	(20,850)	(20,064)
Proceeds from notes payable	—	—	5,000	—
Financing costs paid	(15)	(15)	(1,019)	(48)
Interest paid under swaps with other-than-insignificant financing element	(1,412)	—	(2,904)	—
Dividends/distributions paid	(6,537)	(6,555)	(19,726)	(19,711)
Repurchases of common shares	(77)	(595)	(2,207)	(3,004)
Repurchase of common shares for minimum tax withholding	(53)	—	(1,052)	(365)
Net cash used in financing activities	(8,094)	(27,229)	(42,758)	(43,192)
Net change in cash and cash equivalents	(1,316)	6,257	(3,453)	11,460
Cash and cash equivalents, beginning of period	9,350	10,817	11,487	5,614
Cash and cash equivalents, end of period	$8,034	$17,074	$8,034	$17,074

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2020				2019
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	324	354	349	1,028	294	304	376	974
Sawtimber (1)	271	214	231	715	193	191	258	641
Total	595	568	580	1,743	487	495	634	1,615

Harvest Mix
Pulpwood	54%	62%	60%	59%	60%	61%	59%	60%
Sawtimber (1)	46%	38%	40%	41%	40%	39%	41%	40%

Period-end Acres ('000)
Fee	393	392	391	391	432	424	413	413
Lease	22	22	22	22	27	26	26	26
Wholly-owned total	415	414	413	413	459	450	439	439
Joint venture interest (5)	1,092	1,092	1,085	1,085	1,104	1,100	1,094	1,094
Total	1,507	1,506	1,498	1,498	1,563	1,550	1,533	1,533

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	320	352	346	1,018	294	303	373	970
Sawtimber (1)	250	195	206	651	188	177	237	602
Total	570	547	552	1,669	482	480	610	1,572

Harvest Mix
Pulpwood	56%	64%	63%	61%	61%	63%	61%	62%
Sawtimber (1)	44%	36%	37%	39%	39%	37%	39%	38%
Delivered % as of total volume	63%	61%	63%	62%	79%	74%	64%	72%
Stumpage % as of total volume	37%	39%	37%	38%	21%	26%	36%	28%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$13	$12	$13	$13	$15	$14	$14	$14
Sawtimber (1)	$23	$23	$22	$23	$24	$24	$24	$24

Timberland Sales
Gross sales ('000)	$4,779	$1,673	$2,430	$8,882	$2,090	$8,224	$2,264	$12,578
Acres sold	3,000	1,100	1,200	5,200	900	4,000	1,100	6,000
% of fee acres	0.7%	0.3%	0.3%	1.3%	0.2%	0.9%	0.2%	1.4%
Price per acre (3)	$1,627	$1,564	$2,047	$1,710	$2,236	$2,072	$2,166	$2,114

Large Dispositions (4)
Gross sales ('000)	$21,250	$—	$—	$21,250	$—	$5,475	$19,920	$25,395
Acres sold	14,400	—	—	14,400	—	3,600	10,800	14,400
Price per acre (3)	$1,474	$—	$—	$1,474	$—	$1,500	$1,845	$1,758
Gain ('000)	$1,274	$—	$—	$1,274	$—	$764	$7,197	$7,961

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	4	3	3	10	—	1	3	5
Sawtimber (1)	21	18	25	64	5	13	21	38
Total	25	21	28	74	5	14	24	43

Harvest Mix
Pulpwood	18%	13%	12%	14%	—%	9%	13%	11%
Sawtimber	82%	87%	88%	86%	100%	91%	87%	89%
Delivered % as of total volume	84%	100%	100%	95%	100%	87%	100%	96%
Stumpage % as of total volume	16%	—%	—%	5%	—%	13%	—%	4%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$31	$29	$28	$30	$40	$37	$30	$33
Sawtimber	$91	$84	$105	$94	$101	$94	$83	$89

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the quarter ended September 30, 2020, we retained 8,200 tons of merchantable inventory with a book basis of $86,100. No timber reservations were retained for the quarter ended September 30, 2019. For the nine months ended September 30, 2020 and 2019, we retained 123,400 tons and 5,900 tons of merchantable inventory, with a book basis of $981,200 and $69,000, respectively.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owns a common partnership interest and has contributed 22.0% of total equity contributions; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.
(6)    Delivered timber sales price includes contract logging and hauling costs.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(4,149)	$(20,557)	$(14,581)	$(81,517)
Add:
Depletion	7,286	8,235	20,934	19,533
Interest expense (2)	2,865	4,220	9,121	12,987
Amortization (2)	747	299	2,621	986
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (3)	140	3,152	140	3,547
Basis of timberland sold, lease terminations and other (4)	1,991	1,854	6,988	10,329
Stock-based compensation expense	630	803	3,207	1,952
Gain on large dispositions (5)	—	(7,197)	(1,274)	(7,961)
HLBV loss from unconsolidated joint venture (6)	2,689	25,712	5,000	81,800
Post-employment benefits (7)	10	—	2,307	—
Other (8)	190	1	260	115
Adjusted EBITDA (1)	$12,399	$16,522	$34,723	$41,771

(1)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
(2)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(3)     Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(4)     Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(5)     Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(6)     Reflects HLBV (income) losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

Exhibit 99.1
(7)     Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(8)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Timber sales	$18,060	$19,706	$52,399	$52,530
Other revenue	1,005	974	3,111	3,386
(-) Contract logging and hauling costs	(7,688)	(8,269)	(21,943)	(22,778)
(-) Forestry management expenses	(1,666)	(1,656)	(5,171)	(4,982)
(-) Land rent expense	(114)	(125)	(334)	(400)
(-) Other operating expenses	(1,458)	(1,341)	(4,679)	(4,614)
(+) Stock-based compensation	110	74	307	189
(+/-) Other	253	27	807	604
Harvest EBITDA	8,502	9,390	24,497	23,935

Timberland sales	2,430	2,264	8,882	12,578
(-) Cost of timberland sales	(1,926)	(2,081)	(6,811)	(10,562)
(+) Basis of timberland sold	1,768	1,853	6,271	9,805
Real estate EBITDA	2,272	2,036	8,342	11,821

Asset management fees	3,118	3,436	8,950	9,119
Unconsolidated Dawsonville Bluffs joint venture EBITDA	535	3,814	413	4,336
Investment management EBITDA	3,653	7,250	9,363	13,455

Total operating EBITDA	14,427	18,676	42,202	49,211

(-) General and administrative expenses	(2,768)	(2,984)	(13,059)	(9,550)
(+) Stock-based compensation	520	729	2,900	1,763
(+) Interest income	1	80	51	142
(+) Post-employment benefits	10	—	2,307	—
(+/-) Other	209	21	322	205
Corporate EBITDA	(2,028)	(2,154)	(7,479)	(7,440)

Adjusted EBITDA	$12,399	$16,522	$34,723	$41,771

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September, 30
	2020	2019	2020	2019
Cash Provided by Operating Activities	$7,617	$11,308	$27,647	$28,513
Capital expenditures (excluding timberland acquisitions)	(566)	(834)	(4,332)	(3,031)
Working capital change	2,867	(2,159)	(1,848)	(3,391)
Distributions from unconsolidated joint ventures	(273)	3,172	127	4,019
Post-employment benefits	10	—	2,307	—
Interest paid under swaps with other-than-insignificant financing element	(1,412)	—	(2,904)	—
Other	190	1	260	115
Cash Available for Distribution (1)	$8,433	$11,488	$21,257	$26,225

Adjusted EBITDA	$12,399	$16,522	$34,723	$41,771
Interest paid	(2,865)	(4,220)	(9,121)	(12,987)
Capital expenditures (excluding timberland acquisitions)	(566)	(834)	(4,332)	(3,031)
Distributions from unconsolidated joint ventures	—	3,834	400	4,808
Adjusted EBITDA from unconsolidated joint ventures	(535)	(3,814)	(413)	(4,336)
Cash Available for Distributions (1)	$8,433	$11,488	$21,257	$26,225

Dividends / distributions paid	$6,537	$6,555	$19,726	$19,711

Weighted-average shares outstanding, end of period	48,766	49,008	48,833	49,049

Dividends per Share	$0.135	$0.135	$0.405	$0.405

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.